Exhibit 99.1

GENERATION HEMP, INC. ANNOUNCES

LAUNCH OF NEW WEBSITE AND SOCIAL MEDIA CAMPAIGN

DALLAS, TX – APRIL 20, 2021 - Generation Hemp, Inc. (www.GenHempInc.com) (OTCQB: GENH), a Dallas/Fort Worth based hemp midstream company, today announced the launch of a new corporate website and social media campaign. The Company’s existing website has been completely redesigned to provide both Generation Hemp clients and shareholders with new and improved navigation and functionality. The improvements, which were necessary due to an anticipated increase in website traffic, will further highlight the Company’s innovative solutions in the hemp midstream sector.

Gary C. Evans, Chairman and CEO of Generation Hemp, Inc., said, “In today’s rapidly expanding business world, we believe it is important to provide our current and prospective clients, as well as our existing shareholders, with new and improved functionality to the lines of business we currently provide, as well as new lines of business we plan to launch in the near future. Our management team believes our drying, stripping, cleaning and storage services are some of the best that the industry has to offer, providing farmers and other customers with the ability to dry their wet hemp in a fraction of the time that it takes our competition. Additionally, the older, more traditional methods are cost prohibitive due to their labor intensive nature and are also very time consuming. Moreover, in order to bring greater visibility to our products and services, we have launched a national social media campaign on all of the major platforms, including Facebook, Instagram, Twitter and LinkedIn. Website users can find us by using the key phrase: Generation Hemp Inc.”

Evans concluded ‘Our experienced management team, aggressive growth strategy, combined with our improved visibility, is a testament to our valued clients and shareholders that Generation Hemp is not only poised to capture a growing share of the drying, stripping, cleaning and storage business in the hemp sector, but that we are also at the forefront of the industry.”

About Generation Hemp, Inc.

Generation Hemp, Inc. is a Dallas/Fort Worth based hemp company that operates in the midstream sector. With operations in Hopkinsville, Kentucky and Denver, Colorado, the company uses its proprietary technology to dry, clean strip and store hemp. In addition, Generation Hemp also owns and leases real estate to cannabis companies located within the greater Denver area.

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Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” “proposes,” “should,” “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this press release are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward- looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

Contact:

Anthony D. Andora

Generation Hemp, Inc.

Phone: 720-317-8927

Email: Aandora@GenHempinc.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” “proposes,” “should,” “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this press release are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward- looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.